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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032;
Form S-8 No. 333-67055; Form S-8 No. 333-20229; and Form S-8 No. 333-58843) of
Vertex Industries, Inc. of our report dated December 2, 1999, with respect to the consolidated financial statements of ICS International AG Identcode-Systeme as of September 30, 1999 and 1998 and for the years then ended, included in the Current Report (Form 8-K/A) dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999.

/s/ ATM Consult GMBH
Wirtschaftsprufungsgesellschaft
Eschborn/Taunus/Germany
December 2, 1999